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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 31, 2002

LODGENET ENTERTAINMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22334 (Commission File Number)	46-0371161 (IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD 57107
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (605) 988-1000

n/a
(Former name or former address, if changed since last report)

Item 4.    Change in Registrant's Certifying Accountant

        On May 31, 2002, the board of directors (the "Board") of LodgeNet Entertainment Corporation (the "Company"), at the recommendation of its audit committee, dismissed Arthur Andersen LLP ("Andersen") as the Company's independent public accountants and engaged PricewaterhouseCoopers LLP ("PwC") to serve as the Company's independent public accountants for the fiscal year 2002.

        Andersen's reports on the Company's consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the years ended December 21, 2001 and 2000 and through May 31, 2002, there were no disagreements with Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their report on the Company's consolidated financial statements of such years; and there are no "reportable events," as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

        The Company provided Andersen with a copy of the foregoing disclosures. Attached, as Exhibit 16.1 is a copy of Andersen's letter, dated May 31, 2002 and addressed to the Securities and Exchange Commission, stating its agreement with the statements contained in such disclosures.

        During the years ended December 31, 2001 and 2000 and through the date of Board's decision to engage PwC, the Company did not consult with PwC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.    Financial Statements and Exhibits.

(c)
Exhibits.
16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated May 31, 2002
99.1	Press Release, dated May 31, 2002

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGENET ENTERTAINMENT CORPORATION

Date: May 31, 2002	By	/s/ GARY H. RITONDARO Gary H. Ritondaro
	Its	Chief Financial Officer

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EXHIBIT INDEX

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated May 31, 2002
99.1	Press Release, dated May 31, 2002

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  Item 4. Change in Registrant's Certifying Accountant
  Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX